UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01   Entry Into a Material Definitive Agreement

Compensation Plan for Independent Directors

On December 22, 2005, upon the recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Guardian Technologies International, Inc. (the “Company”), approved and adopted a policy regarding the compensation of independent directors (the “Policy”). The purpose of the policy is to attract and retain qualified independent members of the Board. The following summary of the Policy is not complete and is qualified in its entirety by reference to the “Policy Regarding Compensation of Independent Directors” attached hereto as Exhibit 10.1 and incorporated herein by reference thereto.

Compensation of Independent Directors - Annual Retainer

Under the Policy, each independent director is entitled to receive 5,000 non-qualified stock options to purchase shares of the Company’s common stock, $.001 par value per share (“Common Stock”), pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”). The options will be granted on the second day of each calendar year. In the event that a director is appointed after the second day of a calendar year, he or she will be granted a pro rata portion of the number of options to which he would otherwise have been entitled. The options will be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant and will be exercisable in full on the second calendar day of the next succeeding calendar year.

Compensation of Newly Appointed Directors

Newly appointed independent directors will receive a one-time grant of 10,000 non-qualified stock options to purchase shares of Common Stock pursuant to the Plan. The options will be granted the day immediately following his or her appointment, shall be exercisable in full one year following the date of grant, and at a price equal to the fair market value of the Common Stock on the date of grant.

Compensation of Current Directors

Under the Policy, any independent director who was an independent director on January 1, 2005, and who continues to serve as a director on the date of the adoption of the Policy, shall receive 10,000 non-qualified stock options to purchase shares of Common Stock pursuant to the Plan. The options will be exercisable in full January 1, 2006, and at a price equal to the fair market value of the Common Stock on the date of grant.

Compensation of Board Committee Members

Each independent director will receive 2,500 non-qualified stock options to purchase shares of Common Stock pursuant to the Plan for each committee of the Board on which he serves. The options will be granted on the second day of each calendar year. In the event that a director is appointed after the second day of a calendar year, he or she will be granted a pro rata portion of the number of options to which he would otherwise have been entitled. The options will be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant and will be exercisable in full on second calendar day of the next succeeding calendar year.

Reimbursement of Expenses

Under the Policy, each independent director is entitled to be reimbursed reasonable expenses incurred in connection with travel to and attending Board and Board committee meetings.

Other Provisions of Policy

Under the Policy, the Board reserves the right to grant additional awards of options, restricted stock and/or cash compensation to independent directors from time to time. The options granted pursuant to the Policy are subject to the terms of the Plan. The Policy may be amended, altered or terminated at the election of the Board, provided that no such amendment, alteration or termination shall have a retroactive effect or impair the rights of an independent director under any option grant.

Forms of Award Agreements

The form of Independent Director Non-Qualified Stock Option Award Agreement covering annual stock option awards, awards to newly appointed directors and for Board committee participation is attached hereto as Exhibit 10.2 and incorporated herein by reference thereto. The form of Independent Director Non-Qualified Stock Option Award Agreement (Current Directors) covering the stock option awards to current directors is attached hereto as Exhibit 10.3 and incorporated herein by reference thereto.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits.

10.1	Policy Regarding Compensation of Independent Directors, dated December 22, 2005, filed herewith.
10.2	Form of Independent Director Non-Qualified Stock Option Award Agreement, filed herewith.
10.3	Form of Independent Director Non-Qualified Stock Option Award Agreement (Current Directors), filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Date: December 22, 2005	By: /s/ Michael W. Trudnak Chief Executive Officer

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